Exhibit 10.5

10% CONVERTIBLE PROMISSORY NOTE

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE OR UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SECURITIES ARE RESTRICTED AND MAY NOT BE OFFERED, RESOLD, PLEDGED OR TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

$1,000,000	Burlingame, California

ANTs software inc.

May 30, 2008

10% CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, ANTs software inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”) promises to pay [ redacted ] or permitted assigns (the “Holder”), the principal sum of One Million US Dollars ($1,000,000) and to pay interest on the principal sum outstanding from time to time at the rate of 10% per annum simple interest, from the date of initial issuance (the “Note Issuance Date”) and continuing until payment in full of the principal sum has been made.  The principal amount shall be due and payable on January 31, 2011 (the “Maturity Date”), unless converted pursuant to Section 3 hereof.  Interest payments shall be due and payable quarterly on March 31, June 30, September 30 and December 31, until the principal amount hereof is paid or converted in full.  If the Maturity Date is not a business day in the State of California, then such payment shall be made on the next succeeding business day.  Principal and accrued interest on this Note is payable at the address of the Holder as designated in writing by the Holder from time to time.  The Company will pay on the Maturity Date, the principal and any accrued but unpaid interest due under this Note to the Holder of this Note addressed to such Holder at the last address appearing on the Note register.

This Note is subject to the following additional provisions:

1. Investment Representations and Transfer.  This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws.  The Holder shall deliver written notice to the Company of any proposed transfer of this Note.  In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the transfer and issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws.  Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company’s Note register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Subscription Agreement.  This Note shall be pari pasu with the convertible promissory notes of the J Units issued by the Company.

2.           Conversion Price.  The Holder of this note may, at his or her option, prior to repayment, convert the principal amount of this Note, in whole or in part, hereof into shares of restricted Common Stock (the “Stock”) of the Company (“Conversion Shares”).  The conversion price for each share of Common Stock (“Conversion Price”) shall be equal to 80/100 Dollar ($0.80).  The Conversion Price shall be proportionately adjusted for any stock splits, reverse stock splits or combinations, and for dividends paid in the form of additional shares of Common Stock, each with a record date subsequent to the Note Issuance Date.

3.           Prepayment.  In the event that the closing per share bid price for shares of the Company’s common stock equals or exceeds $4.00 for ten (10) consecutive trading days, then the Company may elect to prepay and redeem this Note and any accrued but unpaid interest. If the Company does elect to redeem this Note, the Company can do so without penalty, upon not less than twenty (20) trading days advance notice (the “Notice Period”) of such intention to prepay. The Holder can convert this Note, pursuant to the provisions of Section 5 of the Note, at any time before or during the Notice Period.

4.           Corporate Event.  In the event of the consummation of a merger, consolidation, reorganization or similar transaction in which the shareholders of the Company before such transaction (and their Affiliates) own less than 50% of the voting stock or voting power of the surviving entity immediately after such transaction; or any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than a group consisting of the Company’s shareholders as of the Note Issuance Date, and their Affiliates) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; or the sale of more than 50% of the issued and outstanding shares of common stock of the Company (each a “Corporate Event”), then this Note shall be convertible in accordance with Section 2 hereof at the election of the Holder until the later of (i) that date which is ten (10) trading days prior to the close of such Corporate Event, and (ii) ten trading days following Holder’s receipt of notice of such Corporate Event.

5.           Mechanics of Conversion.  This Note may be converted into shares of Common Stock at the Conversion Price set forth in Section 2 at the election of the Holder.  Conversion shall be effectuated by surrendering this Note to the Company together with the form of conversion notice attached hereto as Exhibit A (the “Notice of Conversion”), executed by the Holder of this Note evidencing such Holder’s intention to convert this Note.  No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share, without compensation to the Holder or the Company for such fraction.  Certificates representing the shares of Common Stock issuable upon conversion will be delivered to the Holder within a reasonable period of time following the date the Notice of Conversion is delivered to the Company.  The Certificates shall bear any and all legends required to be placed thereon by applicable state and federal securities laws.  Delivery of shares upon conversion shall be made to the address specified by the Holder in the Notice of Conversion.

6.           Investment Purposes Only.  The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment purposes only and that such Holder will not offer, sell or otherwise dispose of this Note or the Shares of Common Stock issuable upon conversion hereof except under circumstances which will not result in a violation of the Act or any applicable state so-called blue sky or foreign laws or similar laws relating to the sale of securities.

7.           Governing Law and Venue.  This Note shall be governed by and construed in accordance with the laws of the State of California.  Each of the parties consents to the jurisdiction of the state or federal courts having subject matter jurisdiction located in the county of San Mateo in the state of California in connection with any dispute arising under or concerning this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

8.           Event of Default.  Each of the following events shall constitute an Event of Default hereunder:

(a)           If the Company defaults in the payment of principal or interest on this Note, whether upon the scheduled due date therefore or upon maturity as set forth herein and the same shall continue for a period of ten days after the Holder gives notice thereof; or

(b)           If the Company shall (i) file a petition seeking relief for itself under Title 11 of the United States Code, as now constituted or hereafter amended, or file an answer consenting to, admitting the material allegations of, or otherwise not controverting, or shall fail timely to controvert, a petition filed against it seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or (ii) file such a petition or such an answer with respect to relief under the provisions of any other now existing or future applicable bankruptcy, insolvency, or other similar law of the United States of America, or any state thereof, or of any other country or jurisdiction providing for the reorganization, winding-up or liquidation of corporations or an arrangement, composition, extension or adjustment with its creditors; or

(c)           If an order for relief shall be entered against the Company under Title 11 of the United States Code, as now constituted or hereafter amended, which order is not stayed within 60 days thereafter; or upon the entry of an order, judgment or decree by operation of law, or by a court having jurisdiction in the premises which is not stayed, adjudging the Company a bankrupt or insolvent under the provisions of any other now existing or future applicable bankruptcy, insolvency or other similar law of the United States of America or any state thereof.

9.           Effect of Default.  In the event that an Event of Default has occurred and is continuing then the Holder may declare this Note immediately due and payable.

10.           No Shareholder Status.  Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

11.           Notices.  Except as specifically provided herein, any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified.

12.           Maximum Rate of Interest.  In no event shall charges constituting interest payable by Company to Holder exceed the maximum amount or rate permitted under any applicable law or regulation, and if any part or provision of this Note is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

ANTS SOFTWARE INC.,
a Delaware corporation

By:	__________/s/_____________________________
Kenneth Ruotolo, Secretary and
Chief Financial Officer

Address:	700 Airport Boulevard, Suite 300
Burlingame, CA 94010

Accepted and Agreed:

_________/s/___________________
[ redacted ]

Address:             _______________________________________

_______________________________________

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder)

The undersigned hereby irrevocably elects to convert the principal amount of the above Note into Shares of Common Stock of ANTs software inc. (the “Company”) according to the conditions hereof, as of the date written below.

Holder:	___________________________

Signature:	___________________________

Title if applicable:	___________________________

Date:	___________________________